Exhibit 32.2

Certification

In connection with the Quarterly Report of Compliance Systems Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2008 (the “Form 10-Q”), I, Barry M. Brookstein, the principal financial officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 12, 2008

/s/ Barry M. Brookstein

Barry M. Brookstein
Principal Financial Officer